ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                    EXCELLENCY INVESTMENT REALTY TRUST, INC.



         THIS IS TO CERTIFY THAT:

         1. Excellency Investment Realty Trust, Inc., a Maryland corporation, formed on May 10, 2006 (the "Corporation"), desires to amend and restate its Articles of Incorporation as currently in effect (the "Articles of Incorporation").

         2. The provisions set forth in these Articles of Amendment and Restatement of Articles of Incorporation of the Corporation (the "Amendment and Restatement") are all the provisions of the Corporation's charter currently in effect.

         3. The Amendment and Restatement, as hereinafter set forth, was deemed advisable and approved by the Board of Directors of the Corporation, on July 12, 2006, and approved by the stockholders of the Corporation, on July 12, 2006, as required by the Maryland General Corporation Law (the "MGCL").

         4. The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article FOURTH hereof.

         5. The name and address of the Corporation's current resident agent is as set forth in Article FIFTH hereof.

         6. The number of directors of the Corporation, and the names of those currently in office, is as set forth in Article SEVENTH hereof.

         7. The Articles of Incorporation are hereby amended and restated in their entirety as follows:

         FIRST: The undersigned, David Mladen, whose address is 270 Laurel Street, 1st Floor Office, Hartford, Connecticut 06105, being at least 18 years of age, does hereby form a corporation under and pursuant to the MGCL.

         SECOND: The name of the corporation (which is hereafter referred to as the "Corporation") is Excellency Investment Realty Trust, Inc.


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         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the MGCL.

         FOURTH: The post-office address of the place at which the principal office of the corporation in the State of Maryland will be located is c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201.

         FIFTH: The resident agent of the corporation in the State of Maryland is United Corporate Services, Inc., whose post-office address is 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201, which is a Maryland corporation.

         SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 201,000,000 shares, of which 200,000,000 shares shall be common stock, $0.01 par value per share (the "Common Stock") and 1,000,000 shall be preferred stock, par value $0.01 ("Preferred Stock"). Of the Preferred Stock 11,000 shares will be Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and 20,000 shares shall be Series B Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock").

A.       Series A Preferred Stock.
         ------------------------

         Section 1. Designation and Amount. The relative rights, preferences and limitations of the Series A Preferred Stock shall be in all respects identical, share for share, to the Common Stock, except as otherwise provided herein.

         Section 2. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends and other distributions when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available for such purposes. If at any time the Corporation declares any dividend or other distribution on its Common Stock and there are shares of its Series A Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series A Preferred Stock payable at the same time and on the same terms and conditions, entitling each holder of Series A Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series A Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

         Section 3. Voting Rights. Except as otherwise provided by the MGCL, the Series A Preferred Stock and the Common Stock shall vote as one class, with the holder of each share of Series A Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted as of the record date for determining the stockholders having notice of and to vote at such meeting.

         Section 4. Reacquired Shares. Any shares of the Series A Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any


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manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series Preferred Stock, unless otherwise provided for in this Certificate of Incorporation, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

         Section 5. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received a liquidation preference of $0.91 per share, plus an amount equal to unpaid dividends thereon, if any, including accrued dividends, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of this Certificate of Incorporation, (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or (2) the consolidation or merger of the Corporation with or into any other corporation (in which the Corporation is not the surviving entity) shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph A, Section 5 if so elected by a majority of the outstanding shares of Series A Preferred Stock, in their sole discretion. For purposes of this Certificate of Incorporation the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         Section 6.        Conversion.
                           ----------

         (a) Subject to the provisions for adjustments hereinafter set forth, each share of the Series A Preferred Stock shall be convertible, at any time hereafter, at the option of the holder thereof, in the manner hereinafter set forth, into one hundred forty-three (143) fully paid and non-assessable shares of Common Stock.

         (b) The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted from time to time as follows:

                  (i) In case the Company shall (A) subdivide the outstanding shares of its Common Stock into a larger number of shares, (B) combine the outstanding shares of its Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock any shares of the Company, each holder of Series A Preferred Stock shall thereafter be entitled upon conversion to receive for each share of Series A Preferred Stock held by him the number of


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shares of the Company which he would have owned or have been entitled to receive after the happening of one of the events described above in this clause (i) had such share of Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall become effective on the day next following the day upon which such subdivision, combination or reclassification shall become effective.

                  (ii) In case the Company shall consolidate or merge into or with another corporation, or in case the Company shall sell or convey to any other person or persons all or substantially all the property of the Company, or in case the Company shall effect a capital reorganization or reclassification of its Common Stock, each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert each share of Series A Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale, conveyance, reorganization or reclassification by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such consolidation, merger, sale, conveyance, reorganization or reclassification and shall no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles or incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of Series A Preferred Stock shall thereafter be made applicable. Such adjustments shall be made successively whenever any event listed above shall occur.

         (c) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph A, Section 6, the holder of any share of Series A Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock or other securities of the Company other than shares of its Common Stock, thereafter the number of such other shares of capital stock or other securities so receivable upon conversion of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of the Company's Common Stock contained in this Paragraph A, Section 6, and the provisions of this Certificate with respect to shares of Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

         (d) If any adjustment in the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted as required pursuant to this Paragraph A, Section 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the Series A Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which


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each share of the Series A Preferred Stock is then convertible. All calculations under this Paragraph A, Section 6(d) shall be made to the nearest one-hundredth of a share.

         (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted, in addition to the adjustment required by this Paragraph A, Section 6, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or Series A Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes.

         (f) The holder of any shares of the Series A Preferred Stock may exercise his or its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Paragraph A, Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation to which the holder of the Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of the Series A Preferred Stock evidenced by the surrendered certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series A Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

         (g) Upon conversion of any shares of the Series A Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided, however, that such holder shall be entitled to receive any dividends on such shares of the Series A Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series A Preferred Stock entitled to receive payment of such dividend.


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         (h) The transfer of shares of Series A Preferred Stock by any holder shall constitute an automatic conversion of such shares into Common Stock in accordance with Paragraph A, Section 6(a) hereof; provided, however, that the holder of Series A Preferred Stock may transfer such shares without triggering such automatic conversion if a transfer is made to (i) the holder's spouse, children or issue, trustee of trusts or custodians for his benefit or for the benefit of his spouse, children or issue, or (ii) any entity controlled by or under common control with such holder or his spouse, children or issue, or (iii) by operation of law pursuant to rights of testacy and intestacy.

         (i) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation or other securities assumable upon the conversion of all outstanding shares of the Series A Preferred Stock.

         Section 7. Adjustments for Consolidation, Merger, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Company as described in Section 6(b)(ii) hereof, each corporation, including this Corporation, which may be required to deliver any stock, securities cash or other property to the holders of shares of the Series A Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series A Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the provisions of Paragraph A, Section 6, such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

         Section 8. Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the Series A Preferred Stock are convertible is adjusted as provided in Paragraph A, Section 6, the Corporation shall (a) promptly compute such adjustment and furnish to each transfer agent or person acting in a similar capacity, including the Corporation, for the Series A Preferred Stock, a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible as a result of such adjustment and the computation thereof and when such adjustment will become effective, and
(b) promptly mail to the holders of record of the outstanding shares of the Series A Preferred Stock a notice stating that the number of shares into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series A Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

         Section 9.       Notices of Corporate Action.  In the event of:
                          ---------------------------


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         (a) any taking by the Corporation of a record of the holders of its
Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of common stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (b) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its common stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the common stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

             then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series A Preferred Stock and to the holders of record of the outstanding shares of the Series A Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date thereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which each share of the Series A Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Paragraph A, Section 9, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

B.       Series B Preferred Stock.
         ------------------------

         Section 1. Designation and Amount. The relative rights, preferences and limitations of the Series B Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the Corporation, except as otherwise provided herein.

         Section 2. Voting Rights. The holder of each share of Series B Preferred Stock shall be entitled to cast one hundred (100) votes per share of Series B Preferred Stock held on the record date for the vote or written consent


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of stockholders. The holder of each share of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (the "Bylaws") and shall vote with holders of the Corporation's Common Stock upon all matters submitted to a vote of the holders of Common Stock. Additionally, the holders of Series B Preferred Stock shall be entitled to notice of any meeting in accordance with the Bylaws and shall be entitled to vote as a class on any matters affecting the holders of Series B Preferred Stock as a class.

         Section 3. Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends when and as declared, out of the net profits of the Corporation.

         Section 4. Reacquired Shares. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of the Corporation's Preferred Stock.

         Section 5. Liquidation, Dissolution or Winding Up. The holders of Series B Preferred Stock shall not be entitled to a liquidation preference in the event of any liquidation, dissolution or winding up of the Corporation. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

         Section 6. Conversion. The holders of Series B Preferred Stock shall not be entitled to convert their shares of Series B Preferred Stock into shares of Common Stock of the Corporation.

         Section 7. Redemption. The shares of Series B Preferred Stock shall not be redeemable by the Corporation.

         Section 8. Ranking. The Series B Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation as to the distributions of assets, unless the terms of any such series shall provide otherwise.

         Section 9. Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain issued and outstanding, the Corporation shall not without the consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

         (a) Amend, alter or repeal any provision of the Certificate of Incorporation (including this Certificate of Designation), or the Bylaws;

         (b) Authorize, or increase the authorized amount of, any additional class or series of stock; or


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         (c) Effect any reclassification of the Series B Preferred Stock.

         Section 10.      Adjustments for Certain Events.
                          ------------------------------

         (a) Adjustment for Stock Splits and Combinations. If the Corporation shall, at any time, or from time to time after the initial issuance of the Series B Preferred Stock (the "Original Issue Date"), effect a subdivision of the outstanding Common Stock, the number of votes the holders of Series B Preferred Stock are entitled to, pursuant to Paragraph B, Section 2 hereof, shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of votes the holders of Series B Preferred Stock are entitled to, pursuant to Paragraph B, Section 2 hereof, shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (b) Adjustment for Merger or Reorganization, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Corporation, each corporation, including the Corporation, which may be required to deliver any stock, securities cash or other property to the holders of shares of the Series B Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series B Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

         (c) No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph B, Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment.

         (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Paragraph B, Section 10, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth: (1) such adjustments and readjustments, and (2) the number of votes such holder is then entitled to.


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         Section 11.      Notices of Corporate Action.  In the event of:
                          ---------------------------

         (a) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its common stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the common stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

         (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series B Preferred Stock and to the holders of record of the outstanding shares of the Series B Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date thereinafter specified, a notice stating (i) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock and Preferred Stock shall be entitled to exchange their shares of Common Stock and/or Preferred Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. The failure to give any notice required by this Section 11, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

         Section 12. Amendment. This Certificate of Designation constitutes an agreement between the Corporation and the holders of the Series B Preferred Stock. It may be amended by vote of both the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock.

C. The Board of Directors of the Corporation ( the "Board of Directors") is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors.

         SEVENTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of this Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or an amendment or change thereof. The number of directors of the Corporation shall initially be one (1),


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but shall never be less than the minimum number required by the MGCL. Directors and officers need not be shareholders. In case of vacancies on the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders. The Directors shall be elected at each annual meeting or any regular meeting of the Shareholders; however, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. All Directors shall hold office until their respective successors are elected and qualify.

         The name of the director who shall serve until the first annual meeting of stockholders and until his successor is elected and qualifies in David Mladen.

         EIGHTH: The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual or special meeting of shareholders.

         NINTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and shareholders:

         (a) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

         (b) The Board of Directors may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such stock.

         (c) The Board of Directors shall have power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the MGCL, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

         (d) If the Bylaws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the MGCL, to keep the books of the Corporation, outside of the State of Maryland at such place or places as may from time to time be designated by it.


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         (e) The Board of Directors shall have power to borrow or raise money, from time to time and without limit, upon any terms, for any corporate purposes, and, subject to the MGCL, to authorize the creation and issue debentures, bonds, notices or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and good will of the Corporation then owned or thereafter acquired.

         The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other section of this Certificate or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Maryland now or hereafter in force.

         (f) Notwithstanding any provision of law to the contrary and except as otherwise provided in this Certificate, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval and/or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

                  (i) the amendment of the Certificate of Incorporation of the Corporation;

                  (ii) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

                  (iii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

                  (iv) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

                  (v) the participation by the Corporation in a share exchange as the Corporation the stock of which is to be acquired; and

                  (vi) the voluntary of involuntary liquidation, dissolution or winding-up of the Corporation.

         (g) The holders of Common Stock entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to


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

authorize or take the action at a stockholders meeting if the Corporation gives notice of the action to each holder of the class of Common Stock not later than ten (10) days after the effective date of the action

         TENTH: Except as may otherwise be provided by the Board of Directors, no holder of any shares of the capital stock of the Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

         ELEVENTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because the directors or officers of their votes are counted for each purpose.

         TWELFTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for any transaction from which the director derived an improper personal benefit (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) as otherwise specified under the MGCL. If the MGCL is amended after approval by the shareholders of this paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

         (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (c) Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or Proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in subparagraph (d) hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending and such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that if the MGCL requires, an Advancement of Expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an Undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise (hereinafter an "Undertaking").

         (d) If a claim under subparagraph (c) of this paragraph is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of the Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking that Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such a suit. In any suit brought by an Indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this paragraph or otherwise shall be on the Corporation.

         (e) The rights to indemnification and to the Advancement of Expenses conferred in this paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         (f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

         (g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses, to any agent of the Corporation to the fullest extent of the provisions of this paragraph with respect to the indemnification and Advancement of Expenses of directors, officers and employees of the Corporation.

         THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Maryland, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the MGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the MGCL, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

         8. Immediately before the filing of this Amendment and Restatement, the total number of shares of capital stock of all designations which the Corporation had authority to issue was 25,000,000 shares, of which 24,000,000 shares were Common Stock, $0.01 par value per share, and 1,000,000 shares were Preferred Stock, $0.01 par value per share. Of the 1,000,000 shares of Preferred

Stock, 11,000 were designated as Series A Preferred Stock, $0.01 par value per share, and 20,000 were designated as Series B Preferred Stock, $0.01 par value per share.

         9. Immediately after the filing of this Amendment and Restatement, the total number of shares of capital stock of all designations which the Corporation has authority to issue is 201,000,000 shares, of which 200,000,000 shares are Common Stock, $0.01 par value per share, and 1,000,000 shares are Preferred Stock, $0.01 par value per share. Of the 1,000,000 shares of Preferred Stock, 11,000 are designated as Series A Preferred Stock, $0.01 par value per share, and 20,000 are designated as Series B Preferred Stock, $0.01 par value per share.

         10. The undersigned President of the Corporation acknowledges this Amendment and Restatement to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment and Restatement to be signed in its name and on its behalf by its President, and attested to by its Secretary, on this 12th day of July, 2006.

                                                     EXCELLENCY INVESTMENT
                                                     REALTY TRUST, INC.


                                                     /s/ David Mladen
                                                     ---------------------------
                                                     David Mladen
                                                     President

ATTEST:


/s/ David Mladen
-----------------------------
David Mladen
Secretary






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